                                                                   EX-99.B(p)(2)

                               WELLS FARGO BANK
                                CODE OF ETHICS
                           Adopted Under Rule 17j-1
                            Effective July 12, 2000

Wells Fargo Bank (the Bank) is confident that its officers, directors and employees act with integrity and good faith. The Bank recognizes, however, that personal interests may conflict with those of the investment companies it advises where its officers, directors or employees:

     .    Know about present or future portfolio transactions, or

     .    Have the power to influence portfolio transactions; and

     .    Engage in personal transactions in securities.

In an effort to prevent these conflicts and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the 1940 Act), the Bank has adopted this Code of Ethics (the Code) to prohibit transactions that create or may create conflicts of interest, and to establish reporting requirements and enforcement procedures.

I.   About the Bank

     The Bank is a national bank that is primarily engaged in traditional banking activities and other financial services. The Bank also serves as investment adviser to various investment companies registered under the 1940 Act. As an investment adviser to the registered investment companies, the Bank is required to adopt a code of ethics under Rule 17j-1. Rule 17j-1 requires all investment advisers for registered investment companies to adopt a code of ethics, but permits advisers that, like the Bank, are "primarily engaged in a business or businesses other than advising [registered investment companies] or other advisory clients " to adopt codes that govern a more narrow universe of "access persons."/1/ The Bank has adopted this Code to comply with the requirements under Rule 17j-1 for such investment advisers.

II.  About this Code of Ethics.

     The Code sets forth general prohibitions and requirements, which are included under Section IV (Statement of General Principles) and Section V (Prohibitions Regarding Conduct of Covered Persons). This Code also sets forth reporting obligations and specific prohibitions on securities transactions, which are included under Section VI (Reporting Obligations of Advisory Persons) and Section VII (Prohibitions Regarding Securities Transactions by Advisory Persons). The remainder of the Code sets forth review, enforcement, recordkeeping responsibilities (Sections IX and X), and miscellaneous information (Section XI). Underlined terms are defined in
                                                 ----------
     the Glossary.

NOTE: Persons covered by this Code are also subject to and required to comply with the Bank's Code of Ethics and Business Conduct, including the limitations therein regarding directorships and the receipt of gifts.

III. Who is Covered by the Code of Ethics?

     (a)  Bank Officers, Directors and Employees.

          This Code of Ethics applies to each officer, director and employee of the Bank:

          . who, with respect to any registered investment company advised by the Bank (a Fund), makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made by the Bank to any Fund OR

____________
/1/ An adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50% of its total sales and revenues and more than 50% of its income (or loss), before income taxes and extraordinary items from the other business or businesses.

          . who, in connection with his or her duties, obtains any information about securities recommendations being made by the
                                 ----------
               Bank to any Fund.


     Throughout this Code, these persons are referred to as "Advisory Persons." Currently, the Bank does not have any Advisory Persons. The Bank has appointed sub-advisers to manage each Fund's assets on a discretionary basis. Thus, the sub-advisers, rather than the Bank, make recommendations to the Funds regarding purchases and sales of securities. As a result, the
                            ---------------------------------
     Bank itself neither manages the Funds' assets on a discretionary basis and nor make any securities recommendations to the Funds.

     (b)  Limited Purpose Advisory Persons.

     Although the Bank currently does not have any Advisory Persons, the Bank recognizes that certain of its officers and employees may from time to time obtain information regarding a security being purchased or sold or being
                                    -----------------------------------------
     considered for purchase by a Fund.  For purposes of this Code, these
     -----------------------
     officers and employees are called Limited Purpose Advisory Persons. Specifically, you are a Limited Purpose Advisory Person if you: are a Bank officer or employee; do not meet the definition of an Advisory Person; are not covered by a code of ethics adopted by a Fund's sub-adviser pursuant to Rule 17j-1; and obtaining information from time to time regarding securities being purchased or sold or being considered for purchase by a Fund while performing your regular functions for the Bank.

     The Review Officer, as defined below, will maintain a list of Limited Purpose Advisory Persons and will notify such persons of their obligations under this Code. The personal trading activities of Limited Purpose Advisory Persons are addressed in Section VIII below.

     (c)  Covered Persons.

     Throughout the Code, Advisory Persons and Limited Purpose Advisory Persons are collectively referred to as "Covered Persons."

IV.  Statement of General Principles.

     In recognition of the trust and confidence placed in the Bank by the Funds and their shareholders, and because the Bank believes that its operations should benefit the Funds and their shareholders, the Bank has adopted the following general principles to guide its Covered Persons.

     (a) The Funds' and their shareholders' interests are paramount. You must place their interests before your own.

     (b) You must accomplish all personal securities transactions in a manner that avoids a conflict of your personal interests with those of the Funds or their shareholders.

     (c) You must avoid actions or activities that allow you or your family to profit or benefit from your relationship with a Fund, or that bring into question your independence or judgment.

V.   Prohibition Against Fraud, Deceit and Manipulation.

     No Covered Person in connection with the purchase or sale, directly or
                                              ----------------
     indirectly, of a security held or to be acquired by any Fund may:
                      -------------------------------

     (a)  employ any device, scheme or artifice to defraud any Fund;

     (b) make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (c) engage in any act, practice or course of business which would operate as a fraud or deceit upon any Fund; or

     (d)  engage in any manipulative practice with respect to any Fund.

VI.  Reporting Obligations of Advisory Persons.

     (a)  Initial and Annual Reports of Securities Holdings and Accounts.

          You must provide the Review Officer with a complete listing of all securities you beneficially own and all your securities accounts as of
          ----------     ----------------
          the date you first become subject to this Code's reporting requirements. You must submit this list to the Review Officer, as defined below, within 10 days of the date you first become subject to this Code's reporting requirements. Each following year, you must submit a revised list to the Review Officer as of a date no more than 30 days before you submit the list. An Initial and Annual Report of Securities Holdings and Accounts is included as Appendix A.

     (b)  Quarterly Reports.

          Each quarter, you must report all securities transactions effected, as
                                            ----------
          well as securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Report is included as Appendix B.


          If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note in the spaces provided on the report that you had no reportable items during the quarter, and return it, signed and dated.

     (c)  What Must Be Included in Your Reports?

          You must report all transactions in securities that:  (i) you directly
                                              ----------
          or indirectly beneficially own or (ii) because of the transaction, you
                        ----------------
          acquire direct or indirect beneficial ownership.  You also must report
                                     --------------------
          all of your accounts in which any securities were held for your direct or indirect benefit (e.g., brokerage accounts, certain bank accounts).

     (d)  What May Be Excluded from Your Reports?

          You are not required to include the following securities, transactions or accounts on your reports:

          (1) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

          (2) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a security issued by
                                                             --------
               your employer;

          (3) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as
                                                                ----------
               long as you acquired these rights from the issuer, and sales of such rights;

          (4) Purchases or sale that are non-volitional, including purchases or sales upon exercise of written puts or calls, and sales from a margin account to a bona fide margin call;

          (5) Purchases of direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high
                                                                            ----
               quality short-term debt instruments, including repurchase
               -----------------------------------
               agreements, and shares issued by registered, open-end investment companies.

     As indicated on the reports, you may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in a security included in the
                        --------------------      --------
     report.

     (e)  Duplicate Broker Confirmations.

          You must direct your broker to send the Review Officer (as defined below) on a timely basis duplicate copies of confirmations of all personal securities transactions and copies of periodic statements. This includes confirmations and statements for transactions in Fund shares.

     (f)  Initial and Annual Certification of Compliance with the Code of
          Ethics.

          Within 10 days of becoming an Advisory Person, and each year thereafter, you must complete the Certification Form, included as Appendix C.

VII. Prohibitions Regarding Securities Transactions by Advisory Persons.

     (a)  Initial Public Offerings.

          You cannot acquire any securities in an initial public offering.
                                                  -----------------------

     (b)  Limited Offerings.

          You cannot acquire any securities in a limited offering (e.g., private
                                                 ----------------
          placement).

     (c)  Blackout Periods on Personal Securities Transactions.

          (1)  You cannot purchase or sell, directly or indirectly, a security
                                                                      --------
               in which you had (or by reason of the transaction acquire) any beneficial ownership on a day that any Fund has an unexpected buy
               --------------------
               or sell order in the same (or a related) security until the Funds order is executed or withdrawn.

          (2)  You cannot purchase or sell, directly or indirectly, any security
                                                                        --------
               in which you had (or by reason of such transaction acquire) any beneficial ownership at any time within 7 calendar days before or
               --------------------
               after the time that the same (or a related) security is being
                                                           -----------------
               purchased or sold by any Fund that you manage or for which you
               -----------------
               trade.

          (3)  You cannot purchase or sell, directly or indirectly, any security
                                                                        --------
               in which you had (or by reason of the transaction acquire) any beneficial ownership at any time within 7 calendar days before or
               --------------------
               after you have issued an investment recommendation regarding that (or a related) security.

     (d)  Ban on Short-Term Trading Profits.

          You cannot profit from buying and selling, or selling and buying, the same security (or its equivalent) within 60 calendar days. For
               --------
          purpose of counting the 60 days, multiple transactions in the same security will be counted in such a manner as to produce the shortest
          --------
          time period between transactions.

          This prohibition includes short sales. Exercised options are excluded, but profitable purchases and sales of options occurring within 60 days are prohibited. Sales at original purchase price or at a loss are not prohibited. All other exceptions require the advance written approval from the Review Officer (as defined below).

VIII. Limited Purpose Advisory Persons.

As a Limited Purpose Advisory Person, you must comply with the certification requirement in Section VI.(f) above. You also must comply with the prohibitions described below, but only with respect to those securities about which you
                                                ----------
obtain information regarding a security being purchased or sold by a Fund or
                               ---------------------------------------------
being considered for purchase by a Fund while performing your regular Bank
-----------------------------
functions.

      (a) Blackout Period on Personal Securities Transactions.

          If you obtain information regarding a security being purchased or sold
                                                --------------------------------
          by a Fund or being considered for purchase by a Fund, you cannot
                       -----------------------------
          purchase or sell, directly or indirectly, that security (or by reason
                                                         --------
          of the transaction acquire any beneficial ownership in that security)
                                         --------------------         --------
          while such security is being purchased or sold or is being considered
                     --------    -----------------------       ----------------
          for purchase by a Fund.  Further, you cannot purchase or sell that
          ------------
          security (or by reason of the transaction acquire any beneficial
          --------                                              ----------
          ownership in that security) at any time during the 7 calendar days
          ---------         --------
          after the same (or a related) was purchased or sold by a Fund.
                                            -----------------

      (b) Ban on Short-Term Trading Profits.

          If you obtain information regarding a security being purchased or sold
                                                --------------------------------
          by a Fund or being considered for purchase by a Fund, you cannot
                       -----------------------------
          profit from buying and selling, or selling and buying, the same security (or its equivalent) within 60 calendar days. This includes
          --------
          short sales. Exercised options are excluded, but profitable purchases and sales of options occurring within 60 days are prohibited. Sales at original purchase price or at a loss are not prohibited. All other exceptions require the advance written approval from the Review Officer (as defined below).

IX.   Review and Enforcement of the Code.

      (a) Appointment of a Review Officer.

          A review officer (the Review Officer) will perform the duties described below. The Review Officer is Ms. Dorothy Peters.

      (b) The Review Officer's Duties and Responsibilities.

          (1) The Review Officer will identify each person who is covered by this Code, as well as each person who is required to report under the Code. The Review Officer will inform each person of his or her status under the Code and applicable reporting and other requirements no later than 10 days before the first quarter in which he or she is obligated to begin reporting.

          (2) The Review Officer will, on a quarterly basis, compare reported personal securities transactions with each Fund's completed portfolio transactions during the quarter covered by the reports to determine whether a Code violation may have occurred. The Review Officer also will compare reported personal securities transactions with a list of securities that were considered for
                                           ----------           --------------
               purchase by the Fund during the quarter covered by the reports,
               --------
               and otherwise review the personal securities transactions to determine whether a Code violation may have occurred. The Review Officer may request additional information or take any other appropriate measure that the Review Officer decides is necessary to aid in this determination.

          (3) Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material. No person is required to participate in a determination of whether he or she has committed a Code violation or of the imposition of any sanction against himself or herself.

          (4) If required, the Review Officer will submit his or her own reports to an Alternate Review Officer who will fulfill the duties of the Review Officer with respect to such reports. If a securities transaction of the Review Officer is under review for
               ----------
               a possible violation, an officer of the Bank will act for the Alternate Review Officer for purposes of this Section IX.

     (c)  Sanctions.

          If the Review Officer finds that a person violated the Code, the Review Officer may: (i) impose upon the person a notice or notices of censure; (ii) notify appropriate Bank personnel for further action; and/or (iii) recommend specific sanctions to appropriate Bank personnel, such as suspension for one week or more without pay, reductions in leave, elimination of [discretionary] bonuses and similar payments, disgorgement of profits, dismissal and referral to authorities.

X.   Recordkeeping.

     The Bank will maintain records as set forth below, which will be made available for examination by representatives of the Securities and Exchange Commission and other regulatory entities.

     (a) A copy of this Code and any other code of the Bank, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

     (b) A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

     (c) A copy of each report submitted under this Code will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

     (d) A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, and a list of those persons who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

     (e)  A copy of each annual issues and certification report, as required by
          Section XI.(c) of this Code, must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

XI.  Miscellaneous.

     (a)  Confidentiality.  All reports and other information submitted to the
          ---------------
          Bank pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory authorities.

     (b)  Interpretation of Provisions.  The Bank may from time to time adopt
          ----------------------------
          such interpretations of this Code as appropriate.

     (c)  Annual Issues and Certification Report.  At least once a year, the
          --------------------------------------
          Review Officer will provide each Fund with a written report that:

          (1) describes issues that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanctions; and

          (2) certifies to the Fund's board of directors or trustees that the Bank has adopted procedures necessary to prevent any of its access persons, as defined under Rule 17j-1, from violating the Code.

Adopted:  ___________________, 2000

                                   GLOSSARY

Beneficial ownership means the same as it does under Section 16 of the
--------------------
Securities Exchange Act of 1934. You should generally consider yourself the beneficial owner of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

High quality short-term debt instrument means any instrument that has a maturity
---------------------------------------
at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

Initial public offering means an offering of securities registered under the
-----------------------
Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Limited offering means an offering that is exempt from registration under the
----------------
Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506.

Purchase or sale of a security includes, among other things, the writing of an
------------------------------
option to purchase or sell a security.
                             ---------

Security means the same as that set forth in Section 2(a)(36) of the 1940 Act,
--------
except that it does not include direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high
                                                                      ----
quality short-term debt instruments, including repurchase agreements, and shares
-----------------------------------
issued by registered, open-end mutual funds.

A security held or to be acquired by a Fund means (A) any security that, within
  -------------------------------                         --------
the most recent 15 days (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund's adviser or subadviser for purchase by the Fund, and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any security.
                                                                    --------

A security is being purchased or sold by a Fund from the time a purchase or sale
  --------    -----------------------
program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A security is being considered for purchase by a Fund when a security is
  --------    -----------------------------
identified as such by the Fund's adviser or sub-adviser.

                                   APPENDIX A
         Initial and Annual Report of Securities Holdings and Accounts

Name of Reporting Person:  ______________________
Date Person Became Subject to the Code's Reporting Requirements:_______________ Information in Report Dated As Of: _________________
Date Report Due:  _________________
Date Report Submitted:_________________
If this is your first list of securities holdings and accounts, please check here.9
If this is an annual report, calendar year ended:_______________

Securities Holdings

----------------------------------------------------------------------------------------------------------
         Name of Issuer                  Title of Security          Number of Shares, Principal Amount,
                                                                      Interest Rate and Maturity Date
                                                                              (as applicable)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

If you have no securities holdings to report, please check here.  9

If you do not want this report to be considered as an admission that you have beneficial ownership of one or more securities listed above, please describe below and indicate which securities are at issue:

_______________________________________________________________________________
_______________________________________________________________________________

Securities Accounts

----------------------------------------------------------------------------------------------------------
 Name of Broker, Dealer or Bank      Name(s) on and Type of Account         Date Account Established
                                                                            (for annual reports only)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

If you have no securities accounts to report, please check here.  9

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Wells Fargo Bank Code of Ethics.

________________   ________________
Signature          Date

                                   APPENDIX B
                                Quarterly Report

Name of Reporting Person:  _____________________
Calendar Quarter Ended:  _______________________
Date Report Due:  ___________ 10,200  __________
Date Report Submitted:  _______________________

Securities Transactions

----------------------------------------------------------------------------------------------------------
                                      No. of Shares
  Name                               Principal Amt.,
   of        Date of     Title of    Interest Rate,      Type of               Name of Broker, Dealer or
 Issuer    Transaction   Security     Maturity Date    Transaction    Price        Banking Effecting
                                     (as applicable)                                  Transaction
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

If you had no reportable securities transactions during the quarter, please check here. 9

If you do not want this report to be considered as an admission that you have beneficial ownership of one or more securities listed above, please describe below and indicate which securities are at issue:

_______________________________________________________________________________
_______________________________________________________________________________

Securities Accounts

-----------------------------------------------------------------------------------------------------------
 Name of Broker, Dealer or Bank      Name(s) on and Type of Account       Date Account was Established
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

If you did not establish any securities accounts during the quarter, please check here. 9

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Wells Fargo Bank Code of Ethics.

_________________  _________________
Signature          Date

                                   APPENDIX C
                               Certification Form

TO:       Review Officer

FROM:     ___________________
DUE DATE: ___________________
RE:       Wells Fargo Bank Code of Ethics Certification

______________________________________________________________________________

Initial Certification

I CERTIFY THAT (1) I HAVE READ AND UNDERSTAND THE WELLS FARGO BANK CODE OF ETHICS, (2) I AM AWARE THAT I AM SUBJECT TO THE PROVISIONS OF THIS CODE, AND (3) I WILL FULLY COMPLY WITH THIS CODE.

Name (print):  _________________________

Position:      _________________________

Signature:     _________________________

Date:          _________________________

______________________________________________________________________________

Annual Certification

I CERTIFY THAT (1) I HAVE READ AND UNDERSTAND THE WELLS FARGO BANK CODE OF ETHICS, (2) I AM AWARE THAT I AM SUBJECT TO THE PROVISIONS OF THIS CODE, (3) I HAVE COMPLIED WITH THIS CODE AT ALL TIMES DURING THE PREVIOUS CALENDAR YEAR, (4) I HAVE, DURING THE PREVIOUS CALENDAR YEAR, REPORTED ANY AND ALL SECURITIES HOLDINGS, TRANSACTIONS AND ACCOUNTS THAT I AM REQUIRED TO REPORT PURSUANT TO THE CODE, AND (5) I WILL FULLY COMPLY WITH THE CODE.

Name (print):  _________________________

Position:      _________________________

Signature:     _________________________

Date:          _________________________

                                       5